EXHIBIT 10.2

                        AMENDMENT 1996-1

                   BECKMAN INSTRUMENTS, INC.
          STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


     WHEREAS, Beckman Instruments, Inc. (the "Company") maintains the Beckman Instruments, Inc. Stock Option Plan for Non-Employee

Directors (the "Plan"); and


     WHEREAS, the Company has the right to amend the Plan, and

the Company desires to amend the Plan to reflect recent

resolutions adopted by the Board of Directors;


     NOW, THEREFORE, the Plan is hereby amended, effective as of

November 1, 1996, as follows:


     1.   The last sentence of Section 8 of the Plan is amended

by modifying the language after "(vi)" to read as follows:



     "any provision requiring stockholder approval under any provision of law or any requirement of the stock exchange on which shares of Common Stock are then trading."


     2.   The Plan is amended by adding a new Section 11 at the

end thereof to read as follows:



          "11. Plan Construction.

          It is the intent of the Company that transactions in and affecting options granted under this Plan satisfy any then applicable requirements of Rule 16b-3 so that directors (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under
     Section 16 of the Securities and Exchange Act of 1934 in respect of those transactions and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any option would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted as to avoid such conflict. If the conflict remains irreconcilable, the Board may disregard the provisions if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances."


     IN WITNESS WHEREOF, the Company has caused its duly

authorized officer to execute this Amendment to the Plan on this

11th day of October, 1996.

                                   BECKMAN INSTRUMENTS, INC.


By /s/ Fidencio M. Mares
   Fidencio M. Mares
Its: Vice President - Human Resources